2ND AMENDMENT OF THE DEFINITIVE AGREEMENT FOR THE SHARE EXCHANGE MERGER & ACQUISITION OF SRG HOLDINGS INCORPORATED BY OMEGA COMMERCIAL FINANCE CORPORATION

WHEREAS, Omega Commercial Finance Corporation ("OMEGA") and VeriTrek Inc., a Delaware Corporation herein referenced as ("SRG"), and Ronnie Hale and John Manno both herein referenced as (the MAJORITY SHAREHOLDERS) executed the Definitive Agreement for a share exchange & acquisition (the "Agreement") on **March 12, 2015** and

WHEREAS, pursuant to the executed Agreement a closing was to have taken place on or before October 17, 2014, and

WHEREAS, OMEGA is seeking to acquire Seventy-Five Percent (75%) of the ownership stake in SRG in consideration OMEGA will provide to SRG an additional Six Million Seven Hundred Fifty Thousand (6,750,000) shares bringing the total number of OMEGA shares issued to SRG to Fifteen Million (15,000,000) shares as referenced in the Agreement executed on October 16, 2014.

WHEREAS, OMEGA upon this fully executed Amendment shall initiate a share exchange transaction pursuant to which OMEGA will provide Six Million Seven Hundred Fifty Thousand (6,750,000) Shares of Omega Commercial Finance Corporation's *restricted common stock* to SRG which will enable OMEGA to acquire 75% of the ownership of SRG and all other SRG affiliated & SRG owned companies.

NOW THEREFORE upon the mutual promises and covenants contained herein it is agreed as follows:

1.1 I. Paragraph 1.1 of the Agreement ("The Exchange") is hereby Modified so as to state Ronnie Hale and John Manno shall receive Fifteen Million (15,000,000) restricted Shares priced at $1.00 per share (as hereinafter defined). In consideration thereof, OMEGA shall own 75% of SRG's outstanding common stock for consideration of the Fifteen Million ($15,000,000)

(i) All references to shares being considered or exchanged for an ownership stake in SRG as referenced in the Agreement shall be deemed to be Fifteen Million ($15,000,000).

(ii) Paragraph 1.2 of the Agreement ("Majority Ownership Interest") shall state; SRG shall receive a total of Fifteen Million Shares (15,000,000) Shares from OMEGA, and SRG in consideration therefore shall deliver 75% of all issued and outstanding common stock valued at Fifteen Million ($15,000,000) for 75% ownership to Omega Commercial Finance Corporation.

(iii) All references to the percentage of SRG's ownership stake to be acquired as referenced in the Agreement shall be deemed to be Seventy-Five Percent (75%).

(iv) All other provisions contained in the Agreement not otherwise modified shall remain in full force and effect.

JC

4. OMEGA and SRG hereto represent that this First Amendment of the Agreement has been authorized by their respective Boards of Directors.

This First Amendment of the Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered via photocopy, facsimile, or electronic mail attachment shall be deemed equivalent to original signature for all purposes.

Omega Commercial Finance Corporation

/s/ ______________________________

Jon S. Cummings IV, President *Date: 3/18/2015*

VeriTrek Inc. - Majority Shareholder

/s/ ______________________________

John Manno, CEO *Date: 3 / 18 /2015*

VeriTrek Inc.- Majority Shareholder

DocuSigned by:

/s/ Ronnie Hale

Ronnie Hale, President 217AA6B9E6743C... *Date: 3 / 18 /2015*